UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 23, 2011

U.S. DRY CLEANING SERVICES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-23305	77-0357037
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4040 MacArthur Blvd., Suite 305, Newport Beach, CA 92660
(Address of principal executive offices) (Zip Code)

(949) 863-9669
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

On September 23, 2011, U.S. Dry Cleaning Services Corporation (“USDC”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) in connection with the private placement of 10% Senior Secured Original Issue Discount Convertible Debentures Due September 23, 2011 (“Debentures”) and common stock purchase Warrants (“Warrants”) to certain existing and new investors (collectively, the “Investors”).  Gross cash proceeds from the fist closing of this private placement were approximately $4.5 million.  All Debentures were issued with an original issue discount of ten percent (10%).

Interest on the Debentures is ten percent (10%) per year, which will accrue from the original issue date until September 30, 2012, after which time interest will be payable in cash, quarterly in arrears.  The Debentures are convertible by the holders thereof into shares of USDC’s common stock at a conversion price equal to 50% of the price per share of common stock sold in USDC’s next public offering of securities (the “Public Offering”); provided, however, that if USDC does not effectuate the Public Offering within nine months of September 23, 2011, the conversion price shall be $2.00 per share.  Principal and interest are due at maturity on September 23, 2013.

Pursuant to the Securities Purchase Agreement, USDC also issued Warrants to purchase an aggregate amount of USDC common stock equal to one hundred percent (100%) of the principal amount of each Debenture at an exercise price equal to the price per share of USDC’s common stock sold in the Public Offering.  The Warrants will be exercisable for a period of five years beginning upon the earlier of (i) the closing of the Public Offering or (ii) nine months after the September 23. 2011.

The Debentures limit USDC from incurring senior indebtedness in excess of certain permitted amounts prior to a Public Offering without the prior written approval of the required holders, and provide the Investors with participation rights in additional capital raising transactions.

In connection with the private placement, USDC also entered into a registration rights agreement (“Registration Rights Agreement”), which provides the Investors with, among other things, registration rights in connection with the shares issuable upon conversion of the Notes and exercise of the Warrant.  The Registration Rights Agreement requires USDC to file with the Securities and Exchange Commission (the “SEC”) a registration statement covering such shares within 90 days after September 23, 2011 and to use its best efforts to cause the registration statement to become effective no later than nine months after September 23, 2011.

The foregoing description of the Securities Purchase Agreement, the Debentures, the Warrants, and related transaction documents does not purport to be complete and is qualified in its entirety by reference to the complete text of these transaction documents, copies of which are filed as Exhibits 10.1 through 10.5 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.03      Bankruptcy or Receivership

As previously disclosed, on March 4, 2010 USDC and seven of its affiliates (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Central District of California in Santa Ana, California (the “Bankruptcy Court”).  On January 3, 2011, the Debtors filed with the Bankruptcy Court a Chapter 11 Plan of Reorganization (the “Plan”) and a related disclosure statement (the “Disclosure Statement”) pursuant to the Bankruptcy Code.  Copies of the Plan and the Disclosure Statement were previously filed with the Securities and Exchange Commission (Current Report on Form 8-K, filed on January 4, 2011).

On September 23, 2011, the Bankruptcy Court entered an order confirming USDC’s Frist Amended Joint Consolidated Chapter 11 Plan of Reorganization Dated September 14, 2011, as further modified (the “Modified Plan”), which had been previously filed with the Bankruptcy Court on September 21, 2011.  The Modified Plan was effective upon confirmation.  The Modified Plan sets forth the manner in which claims and equity interests in the Debtors are to be treated.  The Modified Plan also provides for the consummation of certain restructuring transactions and the treatment of claims and interest against or with respect to the Debtors.

The discussion of the Modified Plan herein is a summary and is qualified in its entirety by the Modified Plan attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 3.02      Unregistered Sales of Equity Securities

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder. The agreements executed in connection with this sale contain representations to support USDC’s reasonable belief that the Investors had access to information concerning USDC’s operations and financial condition, the Investors acquired the securities for their own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the Investors are sophisticated within the meaning of Section 4(2) of the Securities Act and are “accredited investors” (as defined by Rule 501 under the Securities Act). In addition, the issuances did not involve any public offering; USDC made no solicitation in connection with the sale other than communications with the Investors; USDC obtained representations from the Investors regarding their investment intent, experience and sophistication; and the Investors either received or had access to adequate information about USDC in order to make an informed investment decision.

At the time of their issuance, the securities will be deemed to be restricted securities for purposes of the Securities Act, and the certificates representing the securities shall bear legends to that effect. The securities may not be resold or offered in the United States without registration or an exemption from registration.

Item 3.03       Material Modifications to Rights of Security Holders

The information set forth in Item 1.03 is incorporated by this item 3.03 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Certain Officers

Pursuant to the Plan, on September 23, 2011 Alex M. Bond was appointed Chief Executive Officer of USDC.

Mr. Bond has significant experience managing rapid growth and consolidation, as well as with operational turn-around situations.  From December 2007 to June 2011, Mr. Bond was Managing Director of Wattles Capital Management, where he was involved in a wide range of retail-related investments.  From March 2003 to July 2005, Mr. Bond was the Senior Vice President, Finance and Business Development at Hollywood Entertainment Corporation where he led the sale of the company and its approximately 2,000 Hollywood Video and 700 Game Crazy stores for $1.25 billion.  Prior to that, Mr. Bond held several executive management positions at Hollywood Entertainment Corporation, including as the Chief Financial Officer of its wholly-owned subsidiary, Reel.com, Inc.  Mr. Bond began his career in investment banking in the Retail Group at Montgomery Securities and was later a Principal and Industry Group Head at Thomas Weisel Partners, LLC.

Board of Directors

Pursuant to the Plan, on September 23, 2011 the Board of Directors of USDC consists of Robert Y. Lee, Michael Drace, Timothy Rand, Martin J. Brill, Michael J. Smith and Alex M. Bond.  Messrs. Lee, Drace, Rand and Brill were all members of USDC’s Board prior to confirmation of the Modified Plan.  Mr. Lee will serve as Chairman.

Mr. Smith has over 25 years of executive management experience ranging from small retail start-ups to large multi-national corporations with over a billion dollars in annual revenue.  From July 2005 to November 2010, Mr. Smith was the President and Chief Executive Officer of Avelle, Inc. (formerly Bag, Borrow and Steal).  Mr. Smith has also launched and/or ran several internet companies including Nordstrom.com, Lifesketch.com and most recently Classmates.com where he was the President and Chief Executive Officer from October 2002 to June 2005.  Mr. Smith also enjoyed a 15 year career at Lands’ End Inc. where as President and Chief Executive Officer he led a company turnaround increasing overall company sales from $992 million in fiscal 1994 to $1.4 billion in fiscal 1999.  Mr. Smith currently sits on the Board of Directors of REI, Inc. (where he is chairman of the audit/finance committee), the University of Wisconsin Business School advisory Board, Weinert Center for Entrepreneurship Advisory Board, and the Winona Capital Advisory Board.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement
10.2	Form of 10% Senior Secured Original Issue Discount Convertible Debenture
10.3	Form of Security Agreement
10.4	Form of Registration Rights Agreement
10.5	Form of Common Stock Purchase Warrant
99.1	Debtors’ Frist Amended Joint Consolidated Chapter 11 Plan of Reorganization Dated September 14, 2011, as Further Modified

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Dry Cleaning Services Corporation

Date: September 29, 2011
	By:	/s/ Alex M. Bond
	Name:	Alex M. Bond
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement
10.2	Form of 10% Senior Secured Original Issue Discount Convertible Debenture
10.3	Form of Security Agreement
10.4	Form of Registration Rights Agreement
10.5	Form of Common Stock Purchase Warrant
99.1	Debtors’ Frist Amended Joint Consolidated Chapter 11 Plan of Reorganization Dated September 14, 2011, as Further Modified